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                    ALLIANCE BOND FUND, INC.

                     ARTICLES SUPPLEMENTARY

         Alliance Bond Fund, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 250,000,000 shares and classifies such additional shares as 250,000,000 shares of Advisor Class Common Stock of the Quality Bond Portfolio. Quality Bond Portfolio is referred to herein as the "Portfolio."

         SECOND: The shares of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock of the Portfolio as so classified by the Board of Directors of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in section (3) of Article FIFTH of the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Charter relating to stock of the Corporation generally, and those set forth as follows:

         (1)  The assets attributable to the Class A Common
    Stock, Class B Common Stock, Class C Common Stock and Advisor
    Class Common Stock of the Portfolio shall be invested in the same investment portfolio of the Corporation.

         (2) Shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock of the Portfolio shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock and Class C Common Stock and Advisor Class Common Stock of the Portfolio shall be in such amounts, which may vary among the classes, as may be declared from time to time by the Board of Directors of the Corporation, and such dividends and distributions may vary among the classes of the Portfolio to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors of the Corporation may deem appropriate. The Board of Directors may provide that dividends shall be



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    payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend. The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and amounts distributable in the event of dissolution of the Corporation or liquidation of the Corporation or of the Portfolio among the various classes of the Portfolio shall be determined by the Board of Directors of the Corporation in a manner that is consistent with the Investment Company Act of 1940, the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income and realized and unrealized capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

         (3) The proceeds of the redemption of a share (including a fractional share) of any class of capital stock of the Portfolio shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share.

         (4) Except as provided below, on each matter submitted to a vote of the holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock of the Portfolio, each such holder shall be entitled to one vote for each share standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all such holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable requirements of the Investment Company Act of 1940, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock, respectively, of the Portfolio shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the applicable class of the Portfolio and (ii) no voting rights with respect to any other matter that affects


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    one or more of such other classes or series of Common Stock, but not the class or series of which they are holders.

         (5) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Portfolio or certain shares of a particular class of stock of the Portfolio may be automatically converted into shares of another class of stock of the Portfolio based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and set forth in the Corporation's Registration Statement.

         THIRD:    A.   Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation had authority to issue was 2,550,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $2,550,000, classified as follows:

                                  Class B        Class C       Advisor Class
Name of Series     Common Stock   Common Stock   Common Stock  Common Stock

U.S. Government
 Portfolio         200,000,000*   200,000,000    200,000,000   200,000,000

Monthly Income
 Portfolio**       250,000,000*   250,000,000    250,000,000   250,000,000

Quality Bond
 Portfolio         250,000,000    250,000,000    250,000,000      -0-
____________________

* Such shares are designated as "Class A Common Stock" for purposes of sale to the public.


** This portfolio is designated as the "Corporate Bond Portfolio" for purposes of sale of the shares thereof to the public.

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              B.  Immediately after the increase in authorized
capital stock provided for herein, the total number of shares of stock of all classes that the Corporation has authority to issue is 2,800,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $2,800,000, classified as follows:

                                  Class B        Class C       Advisor Class
Name of Series     Common Stock   Common Stock   Common Stock  Common Stock

U.S. Government
 Portfolio         200,000,000*   200,000,000    200,000,000   200,000,000

Monthly Income
 Portfolio**       250,000,000*   250,000,000    250,000,000   250,000,000

Quality Bond
 Portfolio         250,000,000    250,000,000    250,000,000   250,000,000

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.






















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         IN WITNESS WHEREOF, Alliance Bond Fund, Inc. has caused
these Articles Supplementary to be executed by the Executive Vice President of the Corporation and witnessed by its Secretary as of this 11th day of October, 2000. The Executive Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material aspects.

                                  ALLIANCE BOND FUND, INC.


                                  By:   /s/ Kathleen Corbet
                                      __________________________
                                       Kathleen Corbet
                                       Executive Vice President

Witness:

   /s/ Edmund P. Bergan, Jr.
_______________________________
    Edmund P. Bergan, Jr.
    Secretary




























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